UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Second Amended
Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 10, 2012 (December 15, 2011)

SOTON HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54564 (Commission File Number)	42-1771917 (I.R.S. Employer Identification No.)

180 Madison Avenue, Suite 1702 New York, NY 10016 (Address of principal executive offices) (zip code)

(281) 724-3810 (Registrant’s telephone number, including area code)

Kl. Ohridski Str, 27A Burgas, Bulgaria 8000 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 28, 2011, we filed a Current Report on Form 8-K reporting the dismissal of Ronald R. Chadwick, P.C., as our independent accountants, effective December 15, 2011.  On December 21, 2011, we provided a copy of the filing to Ronald R. Chadwick, P.C., and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the statements made by us in the Form 8-K, and, if not, stating the respects in which they did not agree.  At the time we filed the original Form 8-K we had not received the requested letter from Ronald R. Chadwick, P.C.   After we received the letter from Ronald R. Chadwick, P.C. we filed a First Amended Form 8-K/A on January 6, 2012, to include the required letter.  We are filing this Second Amended Form 8-K/A to provide an Explanatory Note regarding the First Amended 8-K/A and this Second Amended Form 8-K/A, as well as to include an updated letter from Ronald R. Chadwick, P.C. confirming their agreement with this Second Amended Form 8-K/A, which is attached hereto as Exhibit 16.1.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01       Changes in Registrant’s Certifying Accountant

On December 21, 2011, we sent communication to Ronald R. Chadwick, P.C., our independent accountants previously engaged as the principal accountants to audit our financial statements that we were dismissing them as our independent accountants.  This dismissal was effective December 15, 2011.  We have not had a response to our communications from Mr. Chadwick but understand he may be traveling and out of the office until January 3, 2012.  The decision to change accountants was approved by our Board of Directors and did not arise out of any dispute or disagreement with Ronald R. Chadwick, P.C.

Also effective on December 15, 2011, we engaged L J Soldinger Associates LLC, as our independent certified public accountants.  The decision to change accountants was approved by our Board of Directors.

Ronald R. Chadwick, P.C. audited our financial statements, including our balance sheet as of September 30, 2010 and our related statements of operations, changes in stockholders’ equity, and statements of cash flows from the period from June 9, 2010 (inception) through September 30, 2010, which were filed with our Form S-1/A filed with the Commission on February 23, 2011.  The audit report of Ronald R. Chadwick, P.C. on our financial statements for the period stated above (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, but the reports of Ronald R. Chadwick, P.C.., for the period ended September 30, 2010 contained an explanatory paragraph which indicated conditions which raised substantial doubt about our ability to continue as a going concern..  During the Audit Period, and through December 15, 2011, there were no disagreements with Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. We did not have any discussions with Ronald R. Chadwick, P.C. during our most two recent fiscal years, or any subsequent interim periods prior to dismissing Ronald R. Chadwick, P.C. regarding any reportable events requiring disclosure under Item 304(a) of Regulation S-K.

We provided an advance copy of this disclosure to Ronald R. Chadwick, P.C. and requested that the former accountants furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the statements made by us, and, if not, stating the respects in which they did not agree.  As noted above, as of the date of our original Form 8-K filing (December 28, 2011), Ronald R. Chadwick, P.C. had not responded to our request for a letter addressed to the Securities Exchange Commission.  After we received the signed letter from Ronald R. Chadwick, P.C. we filed a First Amended Form 8-K/A on January 6, 2012 including his original letter as an exhibit.  An updated letter from Ronald R. Chadwick, P.C., acknowledging his agreement with the statements made by us in this Second Amended Form 8-K/A is attached hereto as Exhibit 16.1.

During the two most recent fiscal years, or any subsequent interim period prior to engaging L J Soldinger Associates LLC as our accountants on December 15, 2011, we nor anyone acting on our behalf consulted with L J Soldinger Associates LLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the company’s financial statements where either written or oral advice was provided that was an important factor considered by the company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the company’s former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.  We did not have any discussions with L J Soldinger Associates LLC during our most two recent fiscal years, or any subsequent interim periods prior to engaging L J Soldinger Associates LLC regarding any reportable events or any other items or events requiring disclosure under Item 304(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

16.1	Letter dated January 10, 2012 from Ronald R. Chadwick, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2012	Soton Holdings Group, Inc.
a Nevada corporation
/s/ Paul Vassilakos

By: Paul Vassilakos
Its: Chief Executive Officer